                                                                    Exhibit 23.3

                             ARTHUR ANDERSEN LLP




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated February 14, 1997 on the 1996 financial statements of TVG, Inc. and to all references to our Firm included in this registration statement.


                                                 /s/ Arthur Andersen LLP




January 6, 2000
  Philadelphia, Pennsylvania